UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2016

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On August 9, 2016, Black Box Corporation (the "Company") held its annual meeting of stockholders (the "2016 Annual Meeting"). The final voting results of the following proposals voted on at the 2016 Annual Meeting, each as described in further detail in the definitive proxy statement filed by the Company on June 29, 2016 (File No. 000-18706) (the "Proxy Statement") are provided below.

Proposal 1. Each of the nominees for election to the Board of Directors (the "Board") was elected to hold office for a one-year term and until his respective successor is elected and qualified by the following votes:

Name	For	Withheld	Broker Non-Votes
Richard L. Crouch	12,778,331	476,551	690,539
Richard C. Elias	12,972,386	282,496	690,539
Thomas W. Golonski	12,722,010	532,872	690,539
Thomas G. Greig	12,725,615	529,267	690,539
John S. Heller	12,654,245	600,637	690,539
William H. Hernandez	10,790,256	2,464,626	690,539
E.C. Sykes	12,889,123	365,759	690,539
Joel T. Trammell	12,651,327	603,555	690,539

Proposal 2. The ratification of the appointment by the Audit Committee of the Board of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2017 was approved by the following vote:

For:	13,740,012
Against:	195,834
Abstained:	9,574
Broker Non-Votes:	—

Proposal 3. The compensation of the Company's named executive officers, as disclosed in the Proxy Statement for the 2016 Annual Meeting, was approved, on a non-binding advisory basis, by the following vote:

For:	12,760,856
Against:	489,991
Abstained:	4,035
Broker Non-Votes:	690,539

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK BOX CORPORATION

Date: August 15, 2016

By: /s/ TIMOTHY C. HUFFMYER

Timothy C. Huffmyer
Vice President, Chief Financial Officer and Treasurer
(Principal Accounting Officer)

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